================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: December 28, 1998

                           LAHAINA ACQUISITIONS, INC.

             (Exact name of registrant as specified in its charter)

        Colorado                        0-27480                84-1325695
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)

            102 South Tenth Street, Fernandina Beach, Florida 32034
                    (Address of Principal Executive Offices)

                                 (904) 277-4438
              (Registrant's telephone number, including area code)

                5459 S. Iris Street, Littleton, Colorado 80123
         (Former name or former address, if changed since last report)



================================================================================

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

                  The Annual Report on Form 10-K filed by Lahaina
Acquisitions, Inc. ("Lahaina" or the "Company") on December 28, 1998 for the fiscal year ended September 30, 1998, Part I, Item 1 "Business, History, Organization and Change of Control" sets forth the history, organization and previous changes of control at the Company.

CHANGE IN CONTROL

On December 14, 1998, the Company purchased all of the outstanding stock of Beachside Commons I, Inc. from Mongoose Investments, LLC. The Company deemed the purchase effective as of December 7, 1998. Beachside is the owner of a commercial real estate development located on Fernandina Beach, Florida in the resort area of Amelia Island, Northeast Florida.

The Company paid for the Beachside Stock:

        - 1,250,000 shares of the Common Stock of the Company;

        - 1,910,000 shares of Series A Preferred Stock of the Company which is convertible into 1,910,000 shares of Common Stock and;

        - $667,500 in cash which was a portion of $750,000 borrowed by the Company under a Convertible Note.

The Series A Preferred Stock has a liquidating preference of $1.00 per share and, if declared by the Board of Directors, receives dividends annually at $0.095 per share. The Common Stock and the Series A Preferred Stock held by Mongoose are not registered under the Securities Act. At the same time, Mongoose purchased 750,000 shares of Common Stock from Paxford Investments, Ltd., an existing shareholder, for $300,000. The source of the $300,000 was a portion of the $667,500 cash paid by the Company to Mongoose for the Beachside Stock. See: Item 2, Acquisition or Disposition of Assets, which describes this transaction in more detail. The Stock Purchase Agreement related to the Common Stock and Series A Preferred Stock, the Series A Preferred Stock Terms and the Convertible Note and the related Securities Purchase Agreement, Registration Rights Agreement, Stock Pledge Agreement and Warrant are attached as Exhibits to this Form 8-K.

As a result of the above transactions, a change in the control of the Company has occurred in that Mongoose owns 2,000,000 shares of the 2,246,500 shares of Common Stock currently outstanding, or approximately 89% of such shares. Mongoose could own additional 1,910,000 shares of Common Stock upon conversion of the Series A Preferred Stock. The conversion of the $750,000 Convertible Note and the exercise of a related Warrant for 60,000 shares is estimated to result in an additional 600,000 - 800,000 shares of Common Stock being issued.

Thus, after conversion of all convertible securities, it is likely that the Company will remain in the control of Mongoose for the foreseeable future. The Managing Member of Mongoose is Richard P. Smyth.

EFFECTS OF CHANGE IN CONTROL

         CHANGE IN BOARD OF DIRECTORS

         The previous directors of the Company resigned, but, before resigning, elected Richard P. Smyth, Gerald F. Sullivan, Sidney E. Brown, and
         D. Nelson Lester as Directors of the Company. The Directors will be paid $500 per meeting held telephonically and $1,000 per meeting held in person. Further, each Director has been allowed to purchase 10,000 shares of the Company's Common Stock at $.40 per share, the price paid by Mongoose for the Common Stock purchased from Paxford.

         The Company is interviewing other persons for membership on the Board of Directors.

         The Company indemnifies the past and present Directors to the maximum extent permitted by Colorado law.

         CHANGE IN MANAGEMENT
         The Company has new management. The staff will be small, initially consisting of the Chairman, CEO and Treasurer, Richard Smyth; a property manager, a professional real estate analyst and a receptionist/secretary. Financial services will be provided by outside services pending the hiring of a Chief Financial Officer. Other staff will be added on an as-needed basis, though it is anticipated that the staff will remain small in the near term.

         CHANGE IN FINANCIAL AND BUSINESS POSITION
         As a result of the change in control, there has been a change in the financial position of the Company. Prior to December 7, 1998, the Company had no operations and virtually no assets. The Company now has a positive net worth and significant assets, primarily in the form of the commercial real estate holdings of Beachside.

         BRIDGE FUNDING
         In order to raise the cash portion of the purchase price for the Beachside Stock and related transaction costs, the Company borrowed $750,000 from GCA Strategic Investment Fund Limited in the form of a $750,000 Convertible Note. See: Item 2, Acquisition or Disposition of Assets for the description of the conversion features of the Convertible Note. The costs associated with the transaction were the payment of $82,500 to affiliates of the Fund and the issuance of a Warrant to purchase 60,000 shares of Common Stock to LKB Financial, LLC. See: Item 2. Acquisition or Disposition of Assets and the Exhibits to this Form 8-K.

         BALANCE SHEET IMPACT
         The Company has liabilities of approximately $2,400,000, consisting primarily of a first mortgage ($1,550,000) on the Beachside Property, and the $750,000 Convertible Note. Its assets consist primarily of the Beachside Property, which includes two fully developed ocean view structures and two ocean front sites for future development. Management believes that the total value of the site is approximately $4.5 million, with $2.7 million of the total value assigned to the two fully developed structures.

         INCOME STATEMENT IMPACT
         The Company derives revenues from the rental income associated with the two fully developed structures at the Beachside Property. The current rent collections from the structures is approximately $22,000 per month, before expenses and debt service with respect to the first mortgage.

         The Company is evaluating the proposals for a mortgage with lower interest rates and a longer term.

         The Company expects this site to generate sufficient revenues to offset this site's operating expenses and generate a profit on an ongoing basis, but it does not expect that this site alone will generate sufficient cash flow or profits to offset the expense of the ongoing operations of the Company or other operations such as future developments at this and other sites, or other acquisitions, or provide funding for the payment of dividends or interest as required by other obligations of the Company.

         Accordingly, the Company expects to report operating losses for the near term until it increases the size and the nature of its operations. Future income is expected in the form of a) rental income from Company owned properties, b) income related to the sale or resale of properties which the Company expects to acquire, develop or redevelop, and c) income from other operations which the Company may develop or acquire, including businesses which may not be directly related to the resort real estate business.

         FUTURE FUNDING PLANS
         The Company expects to pursue a strategy of continued investment in other real estate related projects through a newly formed subsidiary, Resort Strategies, Inc. Further, the Company intends to continue to evaluate other acquisitions, both in the area of real estate and in other business areas, as a method of increasing its size of operation and value.

         The Company anticipates the need for further funding as it grows its operations, in order to purchase additional real estate properties or operating companies and to make the payments which may be required as a result of other funding activities, including fees, interest or dividends. It expects to accomplish such funding through a combination of debt and equity, from both private and public sources.

         As a result of these activities, the Company expects that additional shares of Common Stock and preferred stock in the Company will be issued at future dates, and that these activities will likely have a dilutive effect on the Company and its shareholders. Management believes that debt funding from conventional sources such as banks and real estate lending sources, combined with the issuance of preferred convertible equities, or the use of Common Stock as a form of payment, will be sufficient to fund its operations during this growth period. Success in the implementation of the current business plan is contingent of the availability of such funding sources.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         As described in Item 1, on December 14, 1998, the Company purchased all the Beachside stock from Mongoose. The Company paid Mongoose: 1,250,000 shares of Common Stock, 1,910,000 shares of Series A Preferred Stock (convertible into 1,910,000 shares of Common Stock) and $667,500 cash. A copy of the Stock Purchase Agreement between the Company and Mongoose is filed as an Exhibit to this Form 8-K.

         The assets of Beachside consist of two buildings and unimproved real estate, leases to tenants in the buildings and minimal operating capital. The property is subject to (1) a first mortgage securing a loan in the amount of $1,550,000 bearing interest at 15% per annum, principal and interest due and payable on December 1, 2001 and (2) a second mortgage in favor of GCA Strategic Investments Fund securing repayment of the $750,000 Convertible Note.

         The Managing Member of Mongoose is Richard P. Smyth who is now the Chairman, CEO and Treasurer of the Company. See: Item 1: Changes of Control. Prior to the change of control, there was no relationship between the Company and Mongoose or Smyth.

         The Company intends to continue operating the developed portion of the Beachside property and intends to initiate and complete the development of the currently undeveloped portion of the Beachside property when appropriate financing can be obtained.

         The Beachside property is estimated to have a value of approximately $4.5 million. This value is supported by an appraisal on the improved portion of the property, and an estimated value for the unimproved property. The Company has engaged an appraiser to appraise the unimproved portion of the property. If this valuation is materially less than the estimated value, the number of shares of Series A Preferred Stock owned by Mongoose will be reduced on a dollar for dollar basis.

         In order to fund the cash portion of purchase, the Company borrowed $750,000 from GCA Strategic Investment Fund Limited evidenced by a Convertible Note. As previously indicated, a copy of the Convertible Note and the related Securities Purchase Agreement, Registration Rights Agreement, Warrant and Stock Pledge Agreement are filed as Exhibits to this

Form 8-K. The Convertible Note bears interest of 9% per annum and matures on January 31, 2001, if not sooner converted or redeemed. Interest is payable quarterly in cash or, at the option of the Company, in Common Stock on the last days of March, June, September and December, on January 31, 2001, or on a Conversion Date (as defined in the Convertible Note), which is the date on which all or a portion of the Convertible Note is converted into Common Stock. Interest payable on a Conversion Date is paid in shares of Common Stock.

         Up to 50% of the outstanding principal amount of the Convertible Note is convertible at price per share of Common Stock ("Conversion Price") of the lesser of $0.875 (the quoted price on December 7, 1998) or based on a formula ("Formula Price") F/P, where F = the principal amount of the Convertible Note being converted plus accrued and unpaid interest thereon through the date of conversion plus Default Interest, if any, on such interest, and P = the product of 85% multiplied by the average of the five consecutive DWASP for the Common Stock for the five Trading Days ending on the day prior to the Conversion Date (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events as contemplated by Article XI of the Securities Purchase Agreement). The term "DWASP" means, for any security as of any date, the daily-weighted average sales price on the Nasdaq Market as reported by Bloomberg or, if the Nasdaq Market is not the principal trading market for such security, the daily-weighted average sales price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the daily-weighted average sales price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no daily-weighted average sales price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the DWASP cannot be calculated for such security on such date on any of the foregoing bases, the DWASP or such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of Convertible Notes being converted for which the calculation of the closing bid price is required in order to determine the Conversion Price of such Convertible Notes.

         At a Conversion Price of $0.875 and if $375,000 of the Convertible Note were converted, approximately 429,000 shares of Common Stock would be issued to the holder of the Convertible Note.

         At the option of the Company, the balance of $375,000 on the Convertible Note could be redeemed for cash by the Company paying a fee equal to 117% of the outstanding principal amount plus accrued interest or permitting conversion of the balance of the Convertible Note at the Formula Price.

         If the price of the Common Stock declines prior to a Conversion Date, the holder of the Convertible Note will be entitled to a greater number of shares; if the price of the Common Stock increases prior to a Conversion Date, the Conversion Price will be not greater than 85% of the first day DWASP.

ITEM 5. OTHER EVENTS

CHANGE IN COMPANY HEADQUARTERS LOCATION
As of the date of this filing the Company has relocated its Corporate Offices to 102 South Tenth Street, Fernandina Beach, Florida 32034. Its phone number is
(904)277-4438.

INTENTION TO FILE FORM S-1
In conjunction with the issuance of the Convertible Note and the Warrant, the Company intends to file a registration statement on Form S-1 with the Securities and Exchange Commission within the next 30 days. The Form S-1 will further detail the Company's business strategy and is expected to cover the registration of 1,000,000 shares of the Common Stock, to cover conversion of the Convertible Note and the exercise of the Warrant. The number of shares was determined based on both the current requirements for registration contained in the Convertible Note and Warrant.

Item 7. Financial Statements and Exhibits

(a)      Pro Forma Financial Information

         The following sets forth, as of December 14, 1998, the only persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock and Series D Preferred Stock.

--------------------------------------------------------------------------------
NAME AND ADDRESS OF            AMOUNT AND NATURE OF         PERCENT OF CLASS(2)
 BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)
--------------------------------------------------------------------------------

Mongoose Investments, LLC      Common     Series A            Common   Series A
7276 Sanctuary Lane                       Preferred                    Preferred
Fernandina, FL  32034          -------------------------------------------------
                               2,000,000  1,910,000           82.9%      100%
--------------------------------------------------------------------------------
GCA Strategic Investment         500,000     -0-              10.6%      -0-
Fund Limited
Mechanics Building
12 Church Street
Hamilton HM 11 Bermuda
--------------------------------------------------------------------------------

         (1) For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days of December 15, 1998.

         (2) Assumes (a) GCA Strategic Investment Fund Limited Convertible Note converts to 500,000 shares of Common Stock (b) a Warrant converts to 60,000 shares of Common Stock, in accordance with Management's current expectations and (c) the Series A Preferred Stock converts to 1,910,000 shares of Common Stock.


The following table set forth, as of December 14, 1998, certain information regarding the ownership of the Company's shares of Common Stock and Series A Preferred Stock by the Company's directors and each executive officer and the Company's directors and executive officers as a group.

--------------------------------------------------------------------------------
NAME AND ADDRESS OF            AMOUNT AND NATURE OF         PERCENT OF CLASS(2)
 BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)
--------------------------------------------------------------------------------
                               Common       Series A          Common   Series A
                                            Preferred                  Preferred
--------------------------------------------------------------------------------
Richard D. Smyth, Director,    2,000,000    1,910,000         82.9%      100%
Chairman and CEO
--------------------------------------------------------------------------------
Gerald F. Sullivan, Director                   -0-             ---        ---
--------------------------------------------------------------------------------
Sidney E. Brown, Director                      -0-             ---        ---
--------------------------------------------------------------------------------
D. Nelson Lester, Director                     -0-             ---        ---
--------------------------------------------------------------------------------
All Directors and Officers as  2,000,000    1,910,000         82.9%      100%
a group (4 persons)
--------------------------------------------------------------------------------



         (1) For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days of December 15, 1998.

         (2) Assumes (a) GCA Strategic Investment Fund Limited Convertible Note converts to 500,000 shares of Common Stock (b) a Warrant converts to 60,000 shares of Common Stock, in accordance with Management's current expectations and (c) the Series A Preferred Stock converts to 1,910,000 shares of Common Stock.


(b)      Exhibits (See following page.)

                                    EXHIBITS

Exhibit Number

2.1 Stock Purchase Agreement by and between Lahaina Acquisitions, Inc. and Mongoose Investments, LLC, dated as of December 3, 1998.

2.2      Series A Preferred Stock Terms

2.3 Securities Purchase Agreement by and between Lahaina Acquisitions, Inc. and GCA Strategic Investment Fund Limited, dated as of December 7, 1998.

2.4 9% Convertible Note of Lahaina Acquisitions, Inc. payable to GCA Strategic Investment Fund Limited in the principal amount of $750,000.

2.5 Registration Rights Agreement by and between Lahaina Acquisitions, Inc. and GCA Strategic Investment Fund Limited, dated as of December 7, 1998.

2.6 Common Stock Purchase Warrant in the amount of 60,000 shares to be issued by Lahaina Acquisitions, Inc. and purchased by LKB Financial, LLC, expiring on December 20, 2003.

2.7 Stock Pledge Agreement by and between Mongoose Investments, LLC and GCA Strategic Investment Fund Limited, dated as of December 7, 1998

99.1     Form of Press Release dated December __, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LAHAINA ACQUISITIONS, INC.

Date: December 23, 1998                  By /s/
                                            ------------------------------------
                                            Richard P. Smyth, Chairman